Amsterdam - 26 October 2009 ISSUER FREE WRITING PROSPECTUS www.ing.com Filed pursuant to Rule 433 Registration Statement No. 333-155937 Dated December 4, 2008 Jan Hommen CEO Accelerating the Journey Back to Basics

Announcement highlights ING will move toward a full separation of Banking and Insurance, marking the next chapter in the "Back to Basics" transformation programme to simplify the organisation The split is also the most effective way to reach a resolution on restructuring with the European Commission, while securing a promising future for both parts of the business and protecting the interests of all stakeholders A formal restructuring plan has been submitted to the EC and approval is anticipated before the end of November, including: Additional payments to address EC competition requirements in the form of adjustments to fees for the Illiquid Assets Back-up Facility (NPV EUR 1.3 billion before tax to be booked in Q4) The sale of Interadvies in the Netherlands and the divestment of ING Direct USA over time ING has also reached an agreement on early exit terms on the Core Tier 1 securities: Repurchase premium reduced to a maximum of 13% on half of the EUR 10 billion CT1 securities ING expects to repurchase EUR 5 billion CT1 securities before the end of this year, funded by a EUR 7.5 billion underwritten rights issue Repurchase of the remaining 50% will be funded from divestments and retained earnings Accelerating the journey Back to Basics

Proceeds from separating insurance will enable ING to repay the Dutch State and eliminate double leverage while minimising the dilution for shareholders Separating Banking and Insurance is the best way forward Reduce complexity Separate companies with homogeneous business mix Better alignment of performance measurement, accounting Easier to measure returns and allocate capital accordingly Easier to manage, with more focus on bottom line Meet EC demands for balance sheet reduction while securing strategic future for both banking and insurance Maintain integrity of banking and insurance as much as possible to minimise impact on employees Clear investment stories for Banking and Insurance Eliminate conglomerate discount Improve visibility and predictability of earnings Maintain integrity Unlock shareholder value Repay Dutch State Demands for greater simplicity, transparency and operational excellence outweigh the former benefits of bancassurance model Focus on customers Improve operational excellence and customer experience Provide high-quality service Transparent products at attractive price through cost leadership

ING believes splitting Banking and Insurance should unlock shareholder value... P/E ratio 2004 - 2008 P/E-ratio ING structurally lower than DJ STOXX Insurance and Banking ING has historically traded at a 30% discount

Insurance activities will be separated from ING Group and ING Bank Remaining Core Tier 1 securities and Group core debt remain within Group/Bank Group Banking Insurance Core Tier 1 securities and Group core debt to be eliminated using proceeds from Insurance divestments Group Banking Insurance Divestment proceeds CT1 Securities Core Debt .... and enable repayment to Dutch State and elimination of double leverage while preserving integrity of both businesses CT1 Securities Core Debt

Strengthen financials and navigate through the crisis Reduce costs Manage and reduce risk and capital exposures De-leverage balance sheet (reduce assets, preserve equity) Focus on fewer, coherent and strong businesses Review portfolio of businesses Reduce number of markets in which ING operates Simplify the group Invest to reinforce franchises in markets we focus on Drive operational and commercial excellence Consolidate positions where needed Continue to adapt to customers' needs We started moving in this direction with the Back to Basics programme announced in April Build a stronger organisation Steer on operational and commercial performance with clear accountability Outward-looking and responsive to customer needs Simplify governance, further strengthen Finance & Risk, and reduce complexity

ING Bank balance sheet has been reduced compared with 30 Sept 2008 Cost (OPEX) reduction on comparable basis is on target (in EUR mln) Headcount reduction is on track (in FTEs) ING Bank's leverage has been reduced Target 2009 Progress at 30 June Progress at 30 September 0.1 0.15 0.16 Target 2009 Progress at 30 June Progress at 30 September 1000 525 1000 300 76 Target 2009 Progress at 30 June Progress at 30 September 7000 8219 10400 We have made good progress on the first phase of our Back to Basics programme 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 48 43.9 35.3 30.1 28.9 28.7

Making good progress on divestments, but at a measured pace Making good progress in executing Back-to-Basics divestments Completed divestments freed up EUR 1.2 billion capital, which has mainly been used to absorb RWA migration and improve Insurance D/E- ratio Divestments announced but not yet completed will free up EUR 1.5 billion capital ING takes time to divest to get good prices Capital released from completed divestments is not sufficient to finance repurchase CT1 securities in short window until January 2010 Divestments completed year to date Divestments completed year to date Divestments completed year to date Proceeds Capital release ING Canada EUR 1.35 billion EUR 1.2 billion Annuity and mortgage business Chile Not disclosed Not disclosed Annuity Argentina Not disclosed Not disclosed Divestments to be completed Divestments to be completed Divestments to be completed Insurance Australia New Zealand EUR 1.1 billion EUR 900 million Private Banking Switzerland EUR 344 million EUR 200 million Private Banking Asia EUR 1 billion EUR 370 million Reinsurance of US Reinsurance Not disclosed Not disclosed EUR 1.5 billion

Disentangle Banking and Insurance Insurance sales process begins Combine Group and Bank into one holding company Group ING will move towards a full separation of Banking and Insurance by 2013 Insurance will be separated over time and Group and Bank to merge Group Banking Insurance Banking Insurance Full exit of insurance REIM to Global Asset Manager Arms-length fee arrangement Bank & AM Minimal systems & IT disentanglement Head office re-allocation Explore options to divest Insurance, potentially through one or more IPOs As Insurance holdings of the Group are reduced ING aims to move to a bank holding structure Full exit of Insurance expected to be completed by the end of 2013 2010 2013

Bank and Insurance both have attractive market positions on a stand-alone basis Revenue of global top 10 insurance companies (in USD million) AXA Allianz AIG Zurich CNP ING Aviva Generali Munich Aegon 1 2 3 4 5 6 7 8 9 10 Source: Datamonitor, Global Top 10 Insurance Companies - Industry, Financial and SWOT Analysis, 8/3/2009 Assets 1H 2009 (in EUR billion) BNP Paribas1 RBS HSBC BPCE3 Societe Generale UBS Credit Agricole Barclays Deutsche Bank Lloyds Banking Group2 Santander Unicredit ING Commerzbank4 Credit Suisse 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 Source: Financial statements 1 Includes Fortis Bank Belgium 2 Includes HBoS 3 Banque Populaire and Caisse d'Epargne merger 4 Includes Dresdner Bank

2004-2007 Target** Line 1 0.19 0.13 Line 2 0.02 60 250 Line 3 80 60 90 200 Line 4 30 45 40 55 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 CAGR 04-07 CAGR 09-13F Column 1 0.048 0.05 Column 2 0.012 Column 3 80 60 Column 4 30 45 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Moderate top-line growth 5%* Cost/income ratio target of 50% RoE of 13 - 15% despite higher capital ** Based on core tier-1 of 7.5%, 2004-07 based on IFRS capital * Excluding ABS/Real Estate impairments and fair value changes real estate ING Bank has strong earnings power with ambition to further improve commercial performance by 2013 Underlying result before market impacts and risk costs (in EUR million) 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 Bank 1443 1243 998 1689 1838 2050 Insurance 649 1243 998 1689 1838 2050 Numbers are not adjusted for expected divestments, 3Q is preliminary 2004 2005 2006 2007 2008 9M2009 2013 Column 1 0.694 0.651 0.636 0.652 0.853 0.693 Target going forward

Insurance aims for double-digit growth Insurance & pension, as well as mutual funds, are expected to capture a significant amount of the savings assets Insurance & Pension assets are expected to increase at nearly 10% per year The annual growth rate in mutual fund assets of 9% is in line with the pre-crisis growth rates Insurance & Pensions, Mutual Funds 2008 2009E 2010E 2011E 2012E Mutual funds 9139 9884 10500 11687 12963 Insurance&Pensions 13600 14135 15257 17353 19689 Mutual funds Insurance & Pensions Source: McKinsey & Company Long term Insurance ambition Long term Insurance ambition CAGR 04-07 Target Column 1 0.21 0.1 Column 2 0.02 Column 3 80 60 Column 4 30 45 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 10-12% CAGR 04-07 Target Column 1 0.21 0.1 Column 2 0.02 Column 3 80 60 Column 4 30 45 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 10% Combined CAGR 2008-12 of 9.5% Assets VNB growth Top line growth

Management Board changes align with revised strategy ING Group Executive Board CEO - Jan Hommen CFO - Patrick Flynn CRO - Koos Timmermans Banking Management Board CEO Hommen CFO Flynn CRO Timmermans Commercial Banking Boyer Retail Banking Benelux Van der Noordaa Retail Banking Direct & International Leenaars Insurance Management Board CEO Hommen CFO Flynn CRO Timmermans COO McInerney CAO Rider Vice-Chairman Boyer

EC Restructuring Plan

Financial institutions that accepted State aid within the context of the crisis have been required to submit a restructuring plan to the European Commission ING has submitted its final plan which was developed in close cooperation with the Commission. Final approval is anticipated before end November Main components are: Split Bank and Insurance and eliminate double leverage Sale of Insurance and Asset Management Sale ING Direct US Carve out from Dutch retail banking operations: Interadvies and ING Bank's Consumer Credit Business Additional fees to be paid to Dutch State for Illiquid Asset Back-up Facility as part of overall EC agreement Full execution of restructuring is planned for completion before end of 2013 ING has submitted its final restructuring plan to the EC

Evolution of ING Group's Total Assets, EUR billions The restructuring will lead to an overall balance sheet reduction of approximately 45% aa bb A 1376 B 1212 164 C 1172 40 D 895 277 E 760 135 F 760 98 G 760 H I 970 BS reduction Bank completed as of 30 June 2009 Divestments announced to date Remaining all Insurance Additional banking divestments and BS integration Indicative organic growth of 5% per year Pro-forma 30 Sep 2008 -45% Approx. B/S 2013

2003 2004 2005 2006 2007 2008 1H2009 20.9 39.2 52.9 64.4 89.7 102.6 107.2 2003 2004 2005 2006 2007 2008 1H2009 1.4 2.2 3.4 4.6 6.5 7.546 7.672 As part of the restructuring plan, ING needs to divest ING Direct USA over time ING Direct continues to be a very strong franchise and the US market offers potential for growth Divestment expected to take several years to complete and is not anticipated before the end of 2013 In the meantime ING will continue to grow the value of the business and offer a superior customer experience This agreement has no impact on other countries. ING remains committed to the ING Direct franchise, which will be a strong contributor to ING's growth going forward. The unique customer proposition, simple transparent products and market-leading efficiency are at the heart of ING's banking strategy Client Retail Balance (in USD billions)* Clients (in millions) 2003 2004 2005 2006 2007 2008 1H 2009 2003 2004 2005 2006 2007 2008 1H 2009 * Starting in 2008, Client Retail Balances definition changed to Client Balances (excluding bought mortgage pools)

ING will carve out a strong stand-alone player in the Dutch retail banking market... ING will create a new company to be divested, by carving out from its Dutch retail banking operations: Westland Utrecht and the banking activities of NN already operate as a separate business unit (Interadvies), with: ING's Consumer Credit business unit will be integrated into Interadvies prior to the divestment Westland Utrecht Mortgage Bank Interadvies + Banking activities of Nationale-Nederlanden Consumer Credit business (formerly part of Postbank) Own distribution platform and sales force A strong existing brand with roots in the late 19th century: Westland Utrecht All capabilities except group staff functions (treasury, legal etc.) in place A separate management team and staff A separate banking license Approximately 700 FTEs Stand-alone IT systems

Over 1 million customer contracts are in place Total Market Share Mortgages u u EUR 34,400 mln portfolio 200,000 customer contracts Savings u u EUR 775 mln assets 500,000 customer contracts Consumer credit u u (Former Postbank portfolio) EUR 1,850 mln portfolio 320,000 customer contracts Securities u u NN Financiele Diensten EUR 1,100 mln assets 76,000 customer contracts ING 0.169 Carve-out 0.061 Competitor 1 0.77 Carve out 6.1% ING 16.9% ING 0.181 Carve-out 0.04 Competitor 1 0.816 Carve out 0.3% ING 18.1% ING 0 Carve-out 0.08 Competitor 1 0.92 Carve out 8% ING 0.0% All figures as of end 2Q2009 ....with a significant existing customer base...

....and considerable earnings power EUR 120 million underlying profit before tax for the first nine months of 2009 Growth in income and profit despite difficult market conditions Interadvies (in EUR mln) Interadvies (in EUR mln) Interadvies (in EUR mln) Results Actual 2008 30 Sept. YTD Income 224 186 Expenses 125 86 Add. to prov. for loan losses 16 23 Underlying Profit Before Tax 83 77 ING Consumer Loans (in EUR mln) ING Consumer Loans (in EUR mln) ING Consumer Loans (in EUR mln) Results Actual 2008 30 Sept. YTD Income 80 91 Expenses 59 33 Add. to prov. for loan losses 20 15 Underlying Profit Before Tax 1 43 Consolidated for new company* (in EUR mln) Consolidated for new company* (in EUR mln) Consolidated for new company* (in EUR mln) Results Actual 2008 30 Sept. YTD Income 304 277 Expenses 184 119 Add. to prov. for loan losses 36 38 Underlying Profit Before Tax 84 120 * figures on a pro-forma basis

Additional payments (Oct 2009) to meet EC requirements Additional payments on Alt-A facility required to reach overall agreement with the EC Original IABF (March 2009) remains intact Principal and interest on Receivable Dutch State ING Cash flows Alt-A RMBS 80% 20% Guarantee fee Funding fee Dutch State ING Guarantee fee +82.6 bps Funding fee -50 bps Additional payments to address EC competition requirements in the form of IABF fee adjustments: Funding fee paid to ING reduced by 50 bps Guarantee fee paid to Dutch State increased by 82.6 bps Original IABF structure remains unchanged NPV of additions is EUR 1.3 billion pre-tax, which will be booked as a one-off charge in Group P&L in 4Q09. Revised fees will not be passed on to ING's US subsidiaries

Commitments and further conditions Price leadership ING is prohibited from having a top-3 price offering within the EU for standardised retail banking, private banking and SME products if market share exceeds 5%. ING Direct is prohibited from seeking price leadership in EU markets where market share is below 5% Acquisitions ING will refrain from acquisitions of financial institutions that would slow down the repayment of the Core Tier 1 securities. Hybrid capital payments ING will not to be forced by the EC to defer coupon payments on hybrids pending a successful rights issue ING has agreed to the following commitments and conditions, which are in place until the Core Tier 1 securities to the Dutch State are fully repaid or a maximum of three years starting from the date of the EC decision: Remuneration and corporate governance restrictions committed in the Core Tier 1 and IABF agreements with the Dutch State will continue to be in force

Repurchase of CT1 Securities Koos Timmermans, CRO

Revised terms to repurchase 50% of CT1 securities before 31 January Revised terms will allow ING to repurchase half of the CT1 securities between 12 Nov 2009 and 31 January 2010 according to the following terms: Nominal price of EUR 5 billion + Accrued interest of 8.5% per annum + Repurchase premium between EUR 333 and EUR 691 million depending on ING's share price after the rights issue on the date of repurchase Repurchase premium therefore reduced to an annualised 13% from 50% for half of CT1 securities Dutch State will receive an IRR on their investment of 15.0% to 21.5% ING plans to take advantage of this window of opportunity to begin to repurchase the CT1 securities, funded through an underwritten rights issue ING reaches agreement for early repurchase of Core Tier 1 securities from Dutch State

Repurchase price of EUR 5 bln CT1 is capped at EUR 6 bln Ex-rights share price determines repurchase compensation Total compensation Dutch State Total compensation Dutch State Nominal repayment EUR 5,000 mln Accrued coupon EUR 259 mln Repurchase premium EUR 333 - 691 mln Required for repayment max. EUR 5,950 mln Agreement caps the required funding for early prepayment of EUR 5 billion CT1 at approximately EUR 6 billion Total compensation to the Dutch State, including the EUR 225 mln short coupon paid in May 2009, can be up to EUR 6,175 mln (IRR of 21.5%) Agreement caps the required funding for early prepayment of EUR 5 billion CT1 at approximately EUR 6 billion Total compensation to the Dutch State, including the EUR 225 mln short coupon paid in May 2009, can be up to EUR 6,175 mln (IRR of 21.5%) ^ 12.40 = EUR 691 million (13% repurchase premium on an annualised basis) ^ 11.16 = EUR 333 million (6.5% repurchase premium on an annualised basis) Assuming repayment on 21 December 2009

Rights Issue: Key Transaction Terms Terms and conditions will be announced after the EGM on 25 November Listing/trading BDRs: Euronext Amsterdam and Brussels Rights: Euronext Amsterdam and Brussels only ADRs: NYSE (rights will not be not listed on NYSE) Offer Size EUR 7.5 billion Use of proceeds Repurchase of 50% of EUR 10 billion Core Tier 1 securities issued to the Dutch State in October 2008 (max. EUR 6 bln) Covering Q4 charge of EUR 1.3 bln before tax from fee adjustments on the Alt-A facility (IABF) Structure and Key Terms Underwritten rights issue with tradable rights subject to customary terms & conditions Issue of BDRs and ADSs in respect of new ordinary shares Public offering in the Benelux, UK, France, Germany, US Terms to be announced, rights issue launched after EGM approval on 25 November 2009 Global Coordinators Goldman Sachs, ING and J.P. Morgan are acting as Joint Global Coordinators and Joint Bookrunners

Repurchase of CT1 funded by rights offering is attractive under revised terms Early repurchase will enable ING to open a new chapter and move forward Renegotiated repurchase premium is only available until January as incentive to repay early. If we miss this opportunity we fall back to 50% premium Given strong desire to repay Dutch State in shorter term it is compelling to pay 15% premium today rather than 50% later A repurchase today puts company in position where the remaining CT1 can be bought back and double leverage eliminated from proceeds of divestments and operating earnings Repurchasing half of State investment is a key transitional point for ING, which will create momentum in many different ways

Plan to repurchase remaining CT1 securities with proceeds from divestments by 2011 Exit strategy Core Tier 1 securities Revised terms CT1 securities provides opportunity to repurchase 50% of the CT1 at maximum annualised premium of 13% versus 50% initially agreed Window of opportunity will terminate at the end of January 2010 Terms for the remaining 50% are unchanged. We expect to repay remaining securities from divestment proceeds and retained earnings before the end of 2011 Insurance divestments at book value frees up capital approximately equal to proceeds Expected time line exit Core Tier 1 Oct 2008 4Q 2011 Oct 2009 Dec 2009 EUR 10 bln CT1 issued New early exit terms agreed Repurchase EUR 5 bln Remainder repurchased by end 2011

Preliminary 3Q Results Patrick Flynn, CFO

Preliminary 3Q 2009 results Key messages ING posts 3Q09 underlying net result of EUR 750 million based on preliminary figures Banking underlying net result of EUR 250 million driven by stable interest income and lower operating expenses Insurance underlying net result of EUR 500 million influenced by positive market impact of EUR 250 million Divestments and special items amounted to EUR -250 million bringing net result to EUR 500 million Total market impact and risk costs amounted to EUR -1,550 million Impairment on debt securities totalled EUR -700 million, largely at ING Direct Equity related impact was EUR -100 million, includes equity capital gains in Insurance Europe Real estate/private equity revaluations impact EUR -400 million, mainly in Commercial Banking 'Other' had a positive impact of EUR 350 million, mainly at Insurance Loan loss provisions EUR -700 million, lower than 2Q09 mainly due to Commercial Banking Shareholders equity increased by 19% or EUR 4.2 billion to EUR 26.5 billion in 3Q09 Key capital ratios continue to improve: ING Bank core Tier 1 at 7.6% 3Q09 results do not include EUR 1.3 billion NPV additional IABF payments and potential DSB related charge, which will be booked in 4Q09 All numbers rounded

ING Group results (in EUR million) ING Group results (in EUR million) ING Group results (in EUR million) ING Group results (in EUR million) ING Group results (in EUR million) ING Group results (in EUR million) 3Q09 2Q09 1Q09 4Q08 3Q08 Underlying result before market impacts and risk costs 2,400 2,339 2,015 1,303 1,689 Impairments on debt securities -700 -407 -370 -2,313 -908 Equity related impact -100 -580 -319 -1,604 -377 Real Estate/Private equity -400 -686 -528 -883 -338 Other* 350 259 -306 -235 -405 Total market impacts -850 -1,413 -1,523 -5,037 -2,028 Loan loss provisions Bank -700 -852 -772 -576 -373 Underlying result before tax 850 74 -281 -4,310 -712 Tax and third-party interests 100 -154 23 -1,236 -143 Underlying net result 750 229 -305 -3,073 -568 Divestments and special items -250 -159 -488 -637 91 Net result 500 71 -793 -3,711 -478 *Other includes capital gains on debt securities, hedges and other mark-to-market valuations All 3Q09 numbers are rounded and preliminary Strong commercial result in 3Q09 but market impact remains significant

*Other includes capital gains on debt securities hedges and other mark-to-market valuations All numbers are rounded and preliminary ING Bank and Insurance results (in EUR million): ING Bank and Insurance results (in EUR million): ING Bank and Insurance results (in EUR million): ING Bank and Insurance results (in EUR million): 3Q09 3Q09 3Q09 Bank Insurance Group Underlying result before market impacts and risk costs 2,050 350 2,400 Impairments on debt securities -650 -50 -700 Equity related impact -0 -100 -100 Real Estate/Private equity -400 0 -400 Other* -50 400 350 Total market impacts -1,100 250 -850 Loan loss provisions -700 0 -700 Underlying result before tax 250 600 850 Tax and third-party interests -0 100 100 Underlying net result 250 500 750 Divestments and special items -100 -150 -250 Total net result 150 350 500 Strong commercial result Bank, net result Insurance helped by favourable market impact

Strong commercial performance Bank Underlying result before market impacts and risk costs top EUR 2 billion, an increase of 12% versus 2Q09, driven by Retail Banking and ING Direct Results driven by stable interest income compared to 2Q09, and lower operating expenses Excluding impairments, operating expenses were down 7% versus 2Q09, mostly supported by one-offs Insurance Underlying result before market impact down from 2Q09 reflecting lower dividends (as 2Q09 is seasonally high) and lower investment margins due to de-risking Operating expenses were flat versus 2Q09 Underlying result before market impacts and risk costs (in EUR million) 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 Bank 1443 1243 998 1689 1838 2050 Insurance 649 446 305 326 501 350 Bank Insurance 2,339 2,015 1,303 1,689 2,400 All 3Q09 numbers are rounded and preliminary Result before market impact further increased, driven by 12% growth in the Bank

Shareholders' equity (in EUR million) Shareholders' equity on the rise in 2009 Shareholders' equity increased 19% in 3Q09 Unrealised revaluations debt securities improved by EUR 3.4 billion (net of policyholder participation and tax) in 3Q09 EUR 0.7 billion increase (net of tax) in unrealised gains on equity securities in 3Q09 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 Oost 28060 23723 17334 19370 22276 26500 All 3Q09 numbers are rounded and preliminary ING Group shareholders' equity increased 19% in 3Q09

2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 D/E Group 0.095 0.144 0.135 0.135 0.135 0.13 0 0 0 ING Bank Tier 1 ratio ING Group D/E ratio 14.4% 13.5% 13.5% 13.5% ING Insurance capital coverage ratio ING Insurance D/E ratio 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 D/E Group 0.092 0.08 0.088 0.096 0.124 0.1 9.6% 12.4% 8.8% 8.0% 257% 252% 256% 260% 13% 10% 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 D/E Group 0.092 2.6 2.56 2.52 2.57 2.57 256% 3Q08 4Q08 1Q09 2Q09 3Q09 D/E Group 0.065 0.073 0.075 0.073 0.076 0.02 0.02 0.022 0.021 0.022 Tier 1 ratio Core Tier 1 All 3Q09 ratios are based on rounded and preliminary numbers Core Tier 1 shows upward trend, while D/E ratios improve

Conclusions ING will move toward a full separation of Banking and Insurance, marking the next chapter in the "Back to Basics" transformation programme to simplify the organisation The split is also the most effective way to reach a resolution on restructuring with the European Commission, while securing a promising future for both parts of the business and protecting the interests of all stakeholders A formal restructuring plan has been submitted to the EC and approval is anticipated before the end of November, including: Additional payments to address EC competition requirements in the form of adjustments of fees for the Illiquid Assets Back-up Facility (NPV EUR 1.3 billion before tax to be booked in Q4) The sale of Interadvies in the Netherlands and the divestment of ING Direct USA over time ING has also reached an agreement on early exit terms on the Core Tier 1 securities: Repurchase premium reduced to a maximum of 13% on half of the EUR 10 billion CT1 securities ING expects to repurchase EUR 5 billion CT1 securities before the end of this year, funded by a EUR 7.5 billion underwritten rights issue Repurchase of the remaining 50% will be funded from divestments and retained earnings Accelerating the journey Back to Basics

Forward Looking Statements Certain of the statements contained herein are statements of future expectations and other forward-looking statements. These expectations are based on management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those in such statements due to, among other things, (i) general economic conditions, in particular economic conditions in ING's core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels and trends, (v) persistency levels, (vi) interest rate levels, (vii) currency exchange rates (viii) general competitive factors, (ix) changes in laws and regulations, (x) changes in the policies of governments and/or regulatory authorities, (xi) conclusions with regard to purchase accounting assumptions and methodologies, (xii) ING's ability to achieve projected operational synergies and (xiii) the implementation of ING's restructuring plan, including the planned separation of banking and insurance operations. ING assumes no obligation to update any forward-looking information contained in this document. General, limitations on distribution Not for release, publication or distribution, directly or indirectly, in or into Australia, Canada, Japan, their territories and possessions. The release, publication or distribution of this document in certain jurisdictions may be restricted by law or regulations. Therefore, persons in such jurisdictions in which this document is released, published or distributed must inform themselves about and observe such restrictions. The issue, exercise and sale of rights which may be attributed in the rights offering ("subscription rights") and the subscription and purchase of bearer depositary receipts in respect of shares of the Company ("shares") are subject to specific legal and/or regulatory restrictions in certain jurisdictions. The Company assumes no responsibility in the event there is a violation by any person of such restrictions. Disclaimer

United Kingdom This communication is directed only at persons (I) who are outside the United Kingdom or (II) who have professional experience in matters relating to investments falling within article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Order") or (III) who fall within article 49(2)(A) to (D) ("high net worth companies, unincorporated associations etc.") of the Order (all such persons together being referred to as "Relevant Persons"). Any person who is not a Relevant Person must not act or rely on this communication or any of its contents. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. Persons distributing this communication must satisfy themselves that it is lawful to do so. European Economic Area This document does not constitute an offer to sell, or the solicitation of an offer to buy or subscribe for, any securities, and cannot be relied on for any investment contract or decision. This document does not constitute a prospectus within the meaning of Art. 13 of the EC Directive 2003/71/EC of the European Parliament and Council dated November 4, 2003 (the "Prospectus Directive"). The offer will be made solely by means of, and on the basis of, a securities prospectus which is to be published. Any investment decision regarding any subscription rights or shares should only be made on the basis of the prospectus which will be prepared in connection with the rights offering, and investors are advised to consult with their bank, broker or investment advisor before taking any such investment decision. The approved prospectus may be notified by the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) to the competent authorities in other jurisdictions in accordance with Article 18 of the Prospectus Directive. The prospectus is expected to be published before the start of the subscription period for the subscription rights and when available, copies of the prospectus may be obtained at no cost through the website of Euronext Amsterdam by NYSE Euronext (Dutch residents only) and the website of the Company at www.ing.com. Disclaimer

The Company will not authorize any offer to the public of shares or subscription rights in any Member State of the European Economic Area other than the Netherlands and any other jurisdiction into which the prospectus for the offering of shares or subscription rights will be passported. With respect to each Member State of the European Economic Area other than the Netherlands (and any other jurisdiction into which the prospectus for the offering of shares or subscription rights will be passported) and which has implemented the Prospectus Directive (each, a "Relevant Member State"), no action has been undertaken to date to make an offer to the public of shares or subscription rights requiring a publication of a prospectus in any Relevant Member State. Notice to U.S. Persons The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed and will file with the SEC for more complete information about the issuer and this offering. You may get these documents, once filed, for free by visiting IDEA on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling ING at +31 20-5415460. www.ing.com Disclaimer